Exhibit 99.1

Mesa-Royalty-Trust

Mesa Royalty Trust Announces Trust Income for May 2008

MESA ROYALTY TRUST

The Bank of New York Trust Company, N.A., Trustee

NEWS
RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS May 21, 2008 — Mesa Royalty Trust (NYSE symbol-MTR) announced the Trust income distribution for the month of May 2008. Unitholders of record on May 30, 2008 will receive distributions amounting to $1,220,816 or $0.655088061 per unit payable on July 31, 2008. The Trust received $708,654 and $56,734 from the New Mexico and Colorado portions of the San Juan Basin Properties, respectively. Royalty income from the Hugoton Properties totaled $460,918.

Contact:	Mesa Royalty Trust
The Bank of New York Trust Company, N.A., as Trustee
Mike Ulrich
1(800) 852-1422

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919 Congress Avenue, Austin, TX 78701